Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Tri Pointe Homes, Inc.
(Exact Name of Registrant as Specified in its Charter)

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Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01 per share	Rule 457(c) and Rule 457(h)	10,000,000	$20.03	$200,300,000.00	0.0000927	$18,567.81
Total Offering Amounts					$200,300,000.00		$18,567.81
Total Fee Offsets(4)							—
Net Fees Due							$18,567.81

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the Registrant’s Common Stock, par value $0.01 per share (the “Common Stock”), that become issuable in respect of the securities identified in the above table under the Tri Pointe Homes, Inc. 2022 Long-Term Incentive Plan (the “2022 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s Common Stock.
(2)
The 10,000,000 shares of Common Stock covered by this Registration Statement include (i) 7,500,000 shares issuable pursuant to the 2022 Plan and (ii) 2,500,000 shares that are reserved but unissued under the TRI Pointe Group, Inc. Amended and Restated 2013 Long-Term Incentive Plan (the “2013 Plan”) that, in accordance with the terms of the 2022 Plan, may be added to the reserve of shares issuable pursuant to the 2022 Plan in connection with the expiration, termination, surrender or forfeiture of outstanding awards under the 2013 Plan. No new awards have been granted under the 2013 Plan from and after February 23, 2022.

(3)	Estimated in accordance with Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $20.03 per share, which is the average of the high and low trading prices of Common Stock on April 18, 2022, as reported on the New York Stock Exchange.
(4)	The Registrant does not have any fee offsets.